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                                                                   EXHIBIT 10.27


                              EMPLOYMENT AGREEMENT

          Agreement made this 28th day of October, 1995, between Koll Management Services, Inc. ("Employer"), a Delaware corporation, with offices at 4343 Von Karman Avenue, Newport Beach, California, and Richard S. Abraham ("Executive"), who resides at 6 Woodgate Drive, Burr Ridge, Illinois 60521. In consideration of the mutual promises made herein, the parties agree as follows:

                             ARTICLE 1.  EMPLOYMENT

          Employer hereby agrees to employ Executive and Executive hereby agrees to serve Employer, commencing on November 1, 1995, on the terms and conditions set forth herein.

                      ARTICLE 2.  OBLIGATIONS OF EMPLOYEE

          Section 2.1    Title and Description of Duties.  Executive shall serve
                         -------------------------------
as President of Employer and as such shall have direct responsibility for supervising the Property and Corporate Services/Facilities Management Group (as hereinafter defined) of Employer, as well as fulfilling such other duties usually incident to the office of President as may be assigned from time to time by Employer's more senior executive officers or Board of Directors.

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          Section 2.2  Performance of Duties.  Executive agrees that to the best
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of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him under the terms of this Agreement.

          Section 2.3  Devotion of Time to Employer's Business. During the
                       ---------------------------------------
term of this Agreement, Executive shall devote substantially all his working time and effort to the business and affairs of Employer, but nothing in this Agreement shall preclude Executive from devoting reasonable periods to (i) educational, charitable or professional activities; (ii) serving as a director or advisory committee member to noncompetitive entities; or (iii) managing his personal investments, provided that those activities do not materially interfere with the services required under this Agreement.

          Section 2.4  Competitive Activities.
                       ----------------------

          (a) During the term of this Agreement and in consideration for Employer's entering into this Agreement, Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in substantial competition with any of the

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substantial businesses of Employer.  Passive investments in public entities not exceeding two percent of the total equity of such entities shall be excluded from this prohibition, as shall Executive's participation in preexisting investments with The John Buck Company and in a pending office building purchase in Rolling Meadows, Illinois.

          (b) In the event any of the provisions of this Article shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time, or over too great a geographic area, or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographic areas as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

          (c) Executive hereby represents and agrees that the services to be performed under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Executive therefore expressly agrees that Employer, in addition to any other rights or remedies which

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Employer may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by Executive.

          Section 2.5    Trade Secrets.
                         -------------

          (a) The parties acknowledge and agree that during the term of this Agreement and in the course of the performance of his duties hereunder, Executive will have access to and become acquainted with certain confidential and proprietary information concerning the operations of Employer, including without limitation customer pricing, acquisition status, strategic planning, proprietary software and other information that is owned by Employer, treated confidentially and regularly used in the operation of Employer's business, but excluding information which was known to Executive prior to his employment, is or becomes generally known to the public other than through disclosure by Executive or is required to be disclosed by law. This information constitutes Employer's Trade Secrets.

          (b) Executive agrees that he shall not disclose any such Trade Secrets, directly or indirectly, to any other person or use them in any way, either during the term of this Agreement or at any other time thereafter, except as is appropriate in the course of his employment with Employer.

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          (c) Executive further agrees that, subject to the other provisions of this Agreement, all files, records, documents, equipment and similar items relating to Employer's business, whether prepared by Executive or others, are and shall remain exclusively the property of Employer and that except as required in the conduct of business they shall be removed from the premises of Employer only with the express prior consent of Employer's Chief Executive Officer.

                      ARTICLE 3.  OBLIGATIONS OF EMPLOYER

          Section 3.1    General Description.  Employer shall provide Executive
                         -------------------
with compensation, incentives, benefits and business expense reimbursements as specified elsewhere in this Agreement.

          Section 3.2    Office and Staff.  Employer shall provide Executive
                         ----------------
with a private office in the greater Chicago area, and clerical support, office equipment and supplies and other facilities and services, suitable to Executive's position and adequate for the performance of his duties. Executive shall be entitled to at least one Executive Assistant whom he currently expects to be Lynda Travis.

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          Section 3.3    Indemnification of Losses of Employee. To the maximum
                         -------------------------------------
event permitted by law, Employer shall indemnify Executive and hold Executive harmless from and against all losses, damages, claims, judgments, settlements, costs and expenses (including, without limitation, all attorneys' fees and costs and other costs of defense, all of which Employer shall advance to Executive on a current basis) arising out of or otherwise in connection with Executive's acts or omissions in any capacity in which Executive, from time to time, serves Employer or serves any of Employer's affiliates.

                     ARTICLE 4.  COMPENSATION OF EXECUTIVE

          Section 4.1    Annual Salary.  As compensation for the services to be
                         -------------
rendered by Executive hereunder, commencing on November 1, 1995, Employer shall pay Executive an annual salary of no less than $250,000 payable in equal semi-monthly installments of $10,416.66 on the fifteenth (15th) and final days of each month during the period of employment, prorated for any partial employment period. The pay schedule may be changed in the sole discretion of the Employer but in no event shall it be less than monthly.

          Section 4.2    Tax Withholding.  Employer shall have the right to
                         ---------------
deduct or withhold from the compensation due to

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Executive hereunder any and all sums required for federal income and Social
Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

          Section 4.3    Bonus.
                         -----

          (a) Commencing with the period beginning November 1, 1995, and for each year or partial year of Executive's employment thereafter (excepting only the partial year of Executive's employment termination, as hereinafter provided), Executive shall be entitled to a bonus equal to five percent (5%) of the consolidated EBITDA in excess of $7,000,000 for Employer's Property and Corporate Services/Facilities Management Group.

          (b) Employer's "Property and Corporate Services/Facilities Management Group" shall include all of the following services conducted by Employer and its affiliates, however organized or constituted, in North America: property management, product leasing, tenant representation, facilities management and consulting services related to the foregoing, together with any other products or services assigned to the general management responsibility of Executive.

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          (c) "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization, calculated in accordance with generally accepted accounting principles consistently applied by Employer and without regard for minority interests. In arriving at EBITDA for the Property and Corporate Services/Facilities Management Group, overhead allocations among divisions or groups shall be made on a basis consistent with that now prevailing and described in Exhibit A hereto, and in general shall be done fairly, on a basis which takes into account the usage or application of unallocated services by or to the various divisions and groups, and to the extent that services are provided by Employer's affiliates, such services are fairly priced. To the extent that the Property and Corporate Services/Facilities Management Group initiates or contributes revenues to other divisions (such as property sales to investment advisory), an appropriate and reasonable fee or allocation will be negotiated among the divisions on a case-by-case basis.

          (d) Executive's bonuses shall be paid in cash within seventy-five (75) days after the end of each fiscal year. Employer's independent accountants shall verify that the bonus calculation was arrived at in accordance with the provisions of this Agreement. Any dispute regarding this provision shall be submitted to a mutually agreeable certified public accounting firm unaffiliated with either party, whose decision shall be

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final.  In such event, the parties shall equally share the cost of such firm unless the adjustment in Employer's original bonus calculation exceeds 10%, in which case Employer shall bear the expense.

          Section 4.4    Employee Benefits.
                         -----------------

          (a) Annual Vacation.  Employer's Vice Presidents and other senior
              ---------------
officers are not covered by Employer's standard vacation accrual policy. Executive shall determine his own reasonable vacation schedule subject, however, to approval by Employer's Chief Executive Officer, which approval shall not be unreasonably withheld. No vacation pay shall accrue or be payable upon termination of employment.

          (b) Group Life Insurance.  Employer will include Executive in
              --------------------
Employer's group life insurance plan. Executive is eligible for additional life insurance at his election.

          (c) Ground Medical Insurance.  Executive will participate in
              ------------------------
Employer's group medical coverage.

          (d) Dental Coverage.  Executive will participate in Employer's group
              ---------------
dental coverage.

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          (e) Long-Term Disability Coverage.  Executive will participate in
              -----------------------------
Employer's Long-Term Disability (LTD) insurance plan. Executive is eligible for additional LTD at his election.

          (f) Other Fringe Benefits.  Executive will participate in any
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additional fringe benefits that Employer chooses to make generally available, from time to time, to its senior officers.

          Section 4.5    Business Expenses.
                         -----------------

          (a) Employer shall promptly reimburse Executive for all reasonable business expenses incurred by Executive in performing the business of Employer, including expenditures for entertainment, gifts and travel, provided that Executive furnishes such receipts and documentation as Employer may reasonably request.

          (b) Employer will reimburse Executive for costs of Executive's present suburban Chicago office, which Executive will use his best efforts to mitigate, and for minor costs of transitioning to Employer's offices.

          Section 4.6    Partial Year.  Any payments or benefits payable to
                         ------------
Executive under this Article 4 in respect of any fiscal year during which Executive is employed for less than the

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entire year, including bonus (except that no bonus shall accrue for a partial year in the year of termination of Executive's employment), shall be determined based upon results for the entire year in question but prorated in accordance with the number of days in such fiscal year during which he was so employed.

                     ARTICLE 5.  TERMINATION OF EMPLOYMENT

          Section 5.1    Termination at Will.  Executive is employed "at will,"
                         -------------------
and as such either Executive or Employer may terminate Executive's employment at any time upon written notice, with or without or cause.

          Section 5.2    Severance Payment.  Notwithstanding the foregoing, if
                         -----------------
Executive's employment is terminated by the Company other than For Cause or by the Executive with Good Reason on or before October 31, 2000, then Executive shall receive within thirty (30) days after such termination a lump sum payment equal to the sum of (i) one year's base salary computed at the annual rate then in effect, plus (ii) an amount equal to Executive's bonus for the most recently completed fiscal year, which amount shall be a severance payment and shall not limit or reduce Employer's obligation for any bonus payments previously earned or

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then accrued or due.  In no event shall the aggregate severance payment be less than $250,000.

          Section 5.3    Accrued Bonus.  In addition to the foregoing Severance
                         -------------
Payment, and irrespective of the reason for Executive's termination, Executive shall be entitled to any unpaid bonus payments accrued during a completed fiscal year and unpaid at the time of termination of his employment. Conversely, Executive shall not be entitled to any pro rata bonus accrued and unpaid for any partial fiscal year during which his employment terminates.

          Section 5.4    Definitions.  For purposes of this Article 5:  (i)
                         -----------
termination "For Cause" shall mean that Employer terminates Executive due to Executive's gross negligence or intentional misconduct in the line of business; and (ii) termination by Executive for "Good Reason" shall mean, without Executive's written consent, a change of his title from that of "President" of Employer, a reduction of his compensation (base salary or bonus formula), assignment or reassignment of responsibilities or duties inconsistent with Executive's title or position as described herein, change of his principal office from the greater Chicago area, or other adverse change in the status of Executive or his conditions of employment or other breach of this Agreement by Employer.

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                        ARTICLE 6.  EQUITY ARRANGEMENTS

          Section 6.1    Stock Option.  On the day Executive's employment
                         ------------
commences, Employer shall grant Executive a stock option for no less than 35,000 shares of common stock of Employer's parent corporation, KMS Holding Corporation ("KMS"). The option shall: (a) have an exercise price of $12 per share; (b) be exercisable for a period of up to 10 years; (c) vest on the same terms as similar options currently in existence for the benefit of Employer's senior officers; and (d) otherwise have the terms and conditions set forth in, and shall be memorialized by and in, a stock option plan and agreement in the form of Exhibit B to this Agreement.

          Section 6.2    Stock Purchase.  During the first 60 days after
                         --------------
Executive's employment commences, Executive shall be entitled to purchase up to an additional 10,000 shares of KMS common stock for $12 per share under Employer's 1994 Employee Stock Subscription Plan and in accordance with the form of Stock Subscription Agreement attached to this Agreement as Exhibit C. If Executive chooses to purchase any such shares, he may elect to pay one-half of the purchase price by means of a Secured Promissory Note in the form of Exhibit D to this Agreement, which shall be secured by the shares of stock purchased hereunder in

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accordance with a Stock Pledge Agreement in the form of Exhibit E to this
Agreement.

          Section 6.3    Stock Repurchase.  As an integral part of the foregoing
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provisions, Employer agrees that if Executive's employment is terminated for any reason, and there is then no public market for KMS's stock which is readily available to Executive, then Employer will promptly repurchase KMS's stock held by Executive at a mutually agreeable price, failing which such stock will be repurchased at fair market value determined by a mutually agreeable appraiser as of the time of termination, in either case determined without discount for lack of liquidity or minority interest.

                        ARTICLE 7.  GENERAL PROVISIONS

          Section 7.1    Assignment.  Neither this Agreement nor any of the
                         ----------
rights or obligations hereunder may be assigned by Executive without the prior written consent of Employer nor by Employer without the prior written consent of Executive. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns. No other person shall have any right, benefit or obligation hereunder.

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          Section 7.2    Notices.  Any notices to be given by either party to
                         -------
the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change that address by written notice in accordance with this Section. Notices delivered personally shall be deemed communicated as of the date of actual receipt. Mailed notices shall be deemed communicated as of the date of mailing.

          Section 7.3    Arbitration.
                         -----------

          (a) Any controversy between Employer and Executive involving the construction or application of any of the terms, provisions or conditions of this Agreement shall on the written request of either party served on the other be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the California Arbitration Act.

          (b) Employer and Executive shall each promptly appoint one person to hear and determine the dispute. Those two persons shall promptly attempt to appoint a neutral and independent third arbitrator. If they fail to do so within 15 days after the last of Employer and Executive has appointed an arbitrator, then, at

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the request of either party, the arbitrator shall be selected by the American
Arbitration Association. Any decision of the majority of the arbitrators shall be final and conclusive upon both parties.

          (c) The fees of the arbitrators shall be borne by the losing party or in such proportions as the arbitrators decide.

          Section 7.4    Attorneys' Fees and Costs.  In any proceeding brought
                         -------------------------
to enforce or interpret the terms of this Agreement, the party that substantially prevails shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire agreement.

          Section 7.5    Entire Agreement.  This Agreement (including its
                         ----------------
exhibits), supersedes any and all other agreements, whether oral or in writing, with respect to their subject matter, and contain all of the covenants and agreements with respect to that subject matter. Each party to this Agreement acknowledges that no representations, inducement, promises or agreement, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or

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promise not contained in this Agreement shall be valid or binding.

          Section 7.6    Modifications.  Any modification of this Agreement will
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be effective only if it is in writing signed by the party to be charged.

          Section 7.7    Effect of Waiver.  The failure of either party to
                         ----------------
insist on strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of that right or power at any other time or times.

          Section 7.8    Partial Invalidity.  If any provision in this Agreement
                         ------------------
is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

          Section 7.9    Law Governing Agreement.  This Agreement shall be
                         -----------------------
governed by and construed in accordance with the laws of the State of California.

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          Section 7.10   Change of Control.  In the event a plan or agreement is
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hereafter put in place for any senior officer of Employer with respect to his or her rights upon a change of control of Employer, than a similar agreement, with rights no less advantageous, shall promptly be put in effect for Executive.


                                    KOLL MANAGEMENT SERVICES, INC.
                                    (Employer)


                                    By: /s/ WILLIAM ROTHE
                                       ----------------------------
                                       William Rothe



                                    Attest:
                                           ------------------------
                                           Secretary


                                     /s/ RICHARD S. ABRAHAM
                                    -------------------------------
                                    Richard S. Abraham (Executive)

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